FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported): April 25, 2018

WestMountain Alternative Energy, Inc
 (Exact Name of Business Issuer as specified in its charter)

Colorado	0-53029	26-1315585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6035 South Loop East, Houston, TX 77033
 (Address of principal executive offices including zip code)

(832) -649-5658
 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

WestMountain Alternative Energy, Inc. (the "Company") was incorporated in the state of Colorado on November 13, 2007 and on this date approved its business plan and commenced operations.

On April 25, 2018, our wholly-owned subsidiary, WETM Acquisition Corp., a corporation formed in the State of Colorado on April 18, 2018, (the "Acquisition Sub"), merged with and into C-Bond Systems, LLC, a privately held Texas limited liability company ("C-Bond"). Pursuant to this transaction (the "Merger"), C-Bond was the surviving corporation and became our wholly-owned subsidiary. All of the outstanding membership interests of C-Bond were converted into shares of our common stock, as described in more detail below.  We plan to change the name of the Company to C-Bond Systems, Inc. or something similar containing the C-Bond name in the near future, subject to shareholder approval. The Merger was effective as of April 26, 2018, upon the filing of a Certificate of Merger with the Secretary of State of the State of Texas.

As a result of the Merger, we acquired the business of C-Bond and will continue the existing business operations of C-Bond as a publicly-traded company under the name WestMountain Alternative Energy, Inc., until such time as that name is changed. Contemporaneously with the closing of the Merger, we sold 3,100,000 shares of our common stock pursuant a private placement at a purchase price of $0.40 per share. Additional information concerning the private placement offering is presented below under Item 2.01, "Merger and Related Transactions—the Offering" and under Item 3.02, "Unregistered Sales of Equity Securities."

In accordance with "reverse merger" or "reverse acquisition" accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Merger will be replaced with the historical financial statements of C-Bond prior to the Merger, in all future filings with the U.S. Securities and Exchange Commission, or SEC.

As henceforward used in this Current Report on Form 8-K, or Report, unless otherwise stated or the context clearly indicates otherwise, the terms the "Company," the "Registrant," "we," "us" and "our" refer to WestMountain Alternative Energy, Inc., incorporated in Colorado, and the business of C-Bond after giving effect to the Merger.

This Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, or forms of agreements, which are filed as exhibits hereto and incorporated herein by reference.

This Report is being filed in connection with a series of transactions consummated by us and certain related events and actions taken by us.

This Report responds to the following Items in Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 3.02	Unregistered Sales of Equity Securities

Item 4.01	Changes in Registrant's Certifying Accountant

Item 5.01	Changes in Control of Registrant

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.06	Change in Shell Company Status

Item 9.01	Financial Statements and Exhibits

FORWARD-LOOKING STATEMENTS

This Report, including the sections entitled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Business," contains express or implied forward-looking statements that are based on our management's belief and assumptions and on information currently available to our management. All statements other than statements of historical fact contained in this Report are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "could," "will," "would," "should," "expect," "plan,", "anticipate," "believe," "estimate," "intend," "predict," "seek," "contemplate," "project," "continue," "potential," "ongoing" or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•	our ability to obtain additional funds for our operations;
•	our ability to obtain and maintain intellectual property protection for our products and our ability to operate our business without infringing the intellectual property rights of others;
•	our reliance on third party distributors;
•	the initiation, timing, progress and results of our research and development programs;
•	our dependence on current and future collaborators for developing new products;
•	the rate and degree of market acceptance of our commercial products;
•	the implementation of our business model and strategic plans for our business;
•	our estimates of our expenses, losses, future revenue and capital requirements, including our needs for additional financing;
•	our reliance on third party suppliers to supply the materials and components for our products;
•	our ability to attract and retain qualified key management and technical personnel;
•	our financial performance;
•	the impact of government regulation and developments relating to our competitors or our industry; and
•	other risks and uncertainties, including those listed under the caption "Risk Factors."

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled "Risk Factors" and elsewhere in this Report.

Any forward-looking statement in this Report reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this Report and the documents that we reference in this Report and have filed with the SEC as exhibits hereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This Report also contains estimates, projections and other information concerning our industry, our business and the markets for certain glass strengthening solutions, hydrophobic products, and window film mounting solutions, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

Item 1.01       Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

Item 2.01       Completion of Acquisition or Disposition of Assets.

THE MERGER AND RELATED TRANSACTIONS

Merger Agreement

On April 25, 2018, WestMountain Alternative Energy, Inc., Acquisition Sub and C-Bond entered into an Agreement and Plan of Merger and Reorganization, or the Merger Agreement. Pursuant to the terms of the Merger Agreement, on April 25, 2018, or the Closing Date, the Acquisition Sub merged with and into C-Bond, which was the surviving corporation and thus became our wholly-owned subsidiary. The Merger was effective as of April 26, 2018, upon the filing of a Certificate of Merger with the Secretary of State of the State of Texas.

Pursuant to the Merger, we acquired the business of C-Bond. C-Bond is engaged in the implementation of proprietary nanotechnology applications and processes to enhance properties of strength, functionality and sustainability within brittle material systems with a strong focus in the glass industry. See "Description of Business" below. At the time a certificate of merger reflecting the Merger was filed with the Secretary of State of Texas, or the Effective Time, all of the outstanding common units of C-Bond ("Common Units") that were issued and outstanding immediately prior to the closing of the Merger were converted into an aggregate of 63,505,787 shares of our common stock.  As a result, each common unit of C-Bond was converted into approximately 3.23 shares of our common stock (the "Conversion Ratio").

In addition, pursuant to the Merger Agreement, each option to purchase Common Units, issued and outstanding immediately prior to the closing of the Merger was assumed and converted into an option to purchase an equivalent number of shares of our common stock and the exercise price of each such option was divided by the Conversion Ratio. As a result, a total of 14,494,213 options were issued.  See "Description of Securities—Options" below for more information. The issuance of shares of our common stock, or options to purchase our common stock, to holders of C-Bond's Common Units and options, are collectively referred to as the Unit Conversion.

The Merger Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

The Merger was treated as a reverse merger and recapitalization of C-Bond for financial reporting purposes. C-Bond is considered the acquirer for accounting purposes, and our historical financial statements before the Merger will be replaced with the historical financial statements of C-Bond before the Merger in future filings with the SEC.  The Merger is intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The issuance of shares of our common stock, and options to purchase our common stock, to holders of C-Bond's Common Units and options in connection with the Merger was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Rule 506(b) of Regulation D promulgated by the SEC. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement and are subject to further contractual restrictions on transfer as described below.

The Offering

Contemporaneously with the closing of the Merger, we sold 3,100,000 shares of our common stock pursuant to a private placement at a purchase price of $0.40 per share, or the Offering Price to BOCO Investments, LLC, Mark Cline, Jeff Badders, John Rudisill and Koshy Alexander, pursuant to subscription agreements. The private placement is referred to herein as the Offering.

The aggregate gross proceeds from the Offering were $1.24 million. No material expenses were incurred in connection with the Offering. The Offering was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated by the SEC. The common stock in the Offering was sold only to "accredited investors," as defined in Regulation D.  The closing of the Offering was conditioned on the closing of the Merger.

Lock-up Agreements

In connection with and contemporaneously with the Merger, our officers, Scott Silverman and Vince Pugliese entered into lock-up agreements with the Company, pursuant to which they have agreed not to sell any of their shares of our common stock for one year after completion of the Merger.

OTC Quotation

Our common stock is currently not listed on a national securities exchange or any other exchange.  However, it is currently quoted on the OTC Pink marketplace on a limited basis under the trading symbol "WETM".  However, we cannot assure you that our common stock will continue to be quoted on the OTC Markets or quoted or listed on any other market or exchange or that an active trading market for our common stock will develop. See "Risk Factors—Our common stock may not be eligible for listing or quotation on any securities exchange."

DESCRIPTION OF BUSINESS

C-Bond is a Texas-based limited liability company that was formed in 2013, headquartered in Houston, Texas and the sole owner of the patented, proprietary, nanotechnology, which we call our C-Bond™ technology.  C-Bond currently sells its technology primarily to the glass industry. C-Bond's product, called C-Bond™, is a patented nanotechnology designed to significantly increase the strength of glass, enhance glass flexibility and improve the structural integrity of glass. The product is scalable across various target segments and industry verticals.  To date, C-Bond has focused on automotive glass and windshields and architectural glass.  In the future, other glass segments such as electronics, including display glass, and glass packaging, including bottles, may be targeted, but we have not entered these markets yet.
 Technology Overview
C-Bond is a materials development company.  The C-Bond™ technology provides strength and improved functional performance to brittle materials.  Currently focused on the glass industry, the C-Bond™ technology enables ordinary glass to dissipate energy by permeating the glass surface and detecting microscopic flaws and defects that are randomly distributed all over the glass surface. C-Bond's unique qualities then work to locate and repair the identified surface imperfections that weaken the glass composite structure and ultimately act as failure initiators. The C-Bond™ formula is engineered to maintain original glass design integrity while increasing the mechanical performance of the glass.
Product and Service Offerings
C-Bond™ current products are patented, low-cost technologies that significantly increase the mechanical performance of glass. We have implemented the following product structure integrating a "new strategic product platform" that has enhanced performance capabilities and market reach with a legacy product platform that is still generating incremental revenue and earnings.
New Products Platform
C-Bond Transportation Windshield Performance Solution.
C-Bond NanoShield is a patented nanotechnology windshield glass strengthening and hydrophobic (water repellant) all in one performance system. It is designed to improve windshield safety and performance by increasing windshield chip and crack resistance and improving windshield visibility in wet weather conditions providing extended driver reaction time.
C-Bond NanoShield is unique in the market.  The product has no direct competitors.  It is creating new markets and channels in the aftermarket automotive windshield segment.
Legacy Product Platform
C-Bond I Glass Strengthening Primer and Window Film Mounting Solution.
C-Bond I, is a patented non-toxic, water-based nanotechnology solution designed to significantly increase the strength of glass and improve the performance properties of window film-to-glass products. C-Bond improves the performance of window film-to-glass products by reducing glass breakage from impact and stress environments and also fills the capillary voids on the glass surface preventing the trapping of moisture and impurities that impede cure time and adhesion between the glass and any succeeding window film product. This is important when glass does break, no large shards/pieces will escape the immediate area of the glass surface resulting in serious laceration and/or personal injury.  C-Bond I has been tested against untreated glass by third party laboratories and shown to outperform untreated glass.

C-Bond I faces market competition from basic soap and water products (such as baby shampoo and dishwashing soap) as the recognized industry standard window film application solution, which we believe provides no structural benefits and is designed to wash hair and dishes. C-Bond I increases overall glass strength and improves window film product performance and can be used in conjunction with any manufacturer's film product.
C-Bond II Ballistic Resistant Film System
C-Bond II, is a patented nanotechnology Ballistic Resistant Film System that increases the structural integrity of glass and has been validated by third party laboratories to provide National Institute of Justice (NIJ) Level I, Level II and Underwriter Laboratories (UL) 752 ballistic resistant protection. The system is a combination glass thickness, the C-Bond solution that reinforces the structural integrity of the glass and a private label film product to provide ballistic resistance.
This product is targeted to police, fire, emergency services, schools, airports, mass transit and government buildings due to the utility of ballistic resistant glass protection in their respective fields. The C-Bond II system seeks to combine simplicity and affordability with a unique one way capability (the ability to shoot-out but prevent shooting in) ballistic protection as compared to other more costly ballistic resistant material (polycarbonate and glass laminate) products.
Commercial Market Strategy
C-Bond utilizes a distributor model to reach potential customers.  This approach takes advantage of existing resources and facilitates relationships between C-Bond and its enterprise partner in order to leverage their collective strengths.  C-Bond requires industry partners to generate economic growth, support commercialization activities, provide more developed business networks, knowledge of and access to supply and demand channels, and supplement limited financial resources. We and our industrial partners work together to determine scalability, adaptability, affordability, usability and intellectual property. From a business perspective, the long term scope and strategic benefits of our plug and play business strategy is to be able to carry out business on a global basis at a lower cost and becoming better informed and more adaptive to changing market conditions, which is dependent on securing these relationship.
C-Bond Authorized Distributor Network
On April 1, 2016, C-Bond officially launched its Authorized Distributor Program focused on channeling distribution agreements with industry specific business-to-business and original equipment manufacturing customers to develop a global distribution network. This program aims to partner with high quality distributors that can grow revenues and margins. Our present distribution channels span the United States from Florida to Hawaii and consists of 56 distribution channels including international sales in Brazil, Columbia, United Kingdom, Netherlands and Canada.
Suppliers
Currently, C-Bond relies on one main supplier for our window film and one main supplier for our chemicals.  However, we believe that, if necessary, alternate suppliers could be found without material disruption to our business.
Intellectual Property
To date, C-Bond has filed, licensed and/or acquired a total of 22 individual patents and patent applications spanning core and strategic nano-technology applications and processes. We intend to continue to expand our patent coverage. Our focus on remains building a patent portfolio that protects our core intellectual property and delivers shareholder value.

C-Bond owns five provisional United States patents and licenses five United States patents and 12 foreign patents on a non-exclusive basis from William Marsh Rice University ("Rice University") with claims directed toward various aspects of our current products and products under development including the use of nanotechnology for glass strengthening and the processes and composition of our products.
Pursuant to an agreement dated April 8, 2016, between C-Bond and Rice University, Rice University has granted a non-exclusive license to C-Bond, in nanotube-based surface treatment for strengthening glass and related materials under Rice's intellectual property rights, to use, make, distribute, offer and sell the licensed products specified in the agreement. In consideration for which, C-Bond had to pay a one-time non-refundable license fee of $10,000 and royalty payments of 5% of net sales of the licensed products during the term of the agreement and a sell-off period of 180 days from termination. In addition, C-Bond is required to pay for the maintenance of the patents.  This agreement will continue until the expiration of the last to expire of the licensed property rights, unless terminated earlier in accordance with the terms of the agreement.
The "C-Bond™" names and logos are registered trademarks issued by the U.S. Patent and Trademark Office.
Research and Development

C-Bond incurred research and development costs of $220,517 in calendar year 2016 and $214,112 in calendar year 2017.  These costs were incurred to continue to upgrade C-Bond products.
Competition
C-Bond Nanoshield Windshield Performance System
C-Bond believes it has no direct competition in the windshield glass strengthening space.
C-Bond NanoShield also provides a complimentary hydrophobic or water repellant quality.  There are competitors in this space, including Rain-X, AquaPel, and Diamond Fusion. We believe these products do not provide chip or crack resistance and have hydrophobic properties that degrade sooner than C-Bond NanoShield. Accordingly, management believes there is no product that is truly comparable to C-Bond NanoShield currently on the market.  We had the performance of C-Bond NanoShield verified at our request, based on a modified chip test for paint on metal parts, SAEJ 400, to provide windshield glass chip protection when compared to untreated glass.
C-Bond I Glass Strengthening Primer and Window Film Mounting Solution
C-Bond I faces competition from alternative window film mounting products in the market; however, all these products have similar ingredients to mix with soap and water, which we believe provides no structural benefit.  These solutions are used to provide a window film installer the ability to slip or move the film on the surface to which it is applied.  The industry standard solution most commonly used to apply window film products to glass is a mixture containing commonly available baby shampoo or dishwashing soap and water that we believe has the following negative attributes: provides no structural benefits, often bubbles or yellows and scatters light, can only be applied within a limited temperature range, and may require 30 to 120 days of "dry" time to set completely depending on the film thickness.  C-Bond-I provides the same slip properties while also strengthening the glass and improving film adhesion.

C-Bond II Ballistic Resistant Film System
C-Bond II faces competition from alternative bullet proof glass products in the market. Alternative bullet proof solutions use a polycarbonate or glass laminate material that are expensive, thick, heavy, often require reframing in retrofit of existing structure, which often requiring revised building codes, and that yellow and discolor over time.  These alternative solutions are often cost prohibitive to cost sensitive customers such as educational and municipal facilities.  The C-Bond Ballistic Resistant Systems allows for increased safety and security at affordable costs.  Most importantly, it provides a deterrent to an intruder and valuable time to secure the facility.
Employees
We currently have a total of 8 full time employees.
Facilities
C-Bond's corporate headquarters and manufacturing facility is located in a 8,200 square foot facility in Houston, Texas at 6035 South Loop East, Houston. The lease on the Houston facility expires November 30, 2018.

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the other information set forth in this Current Report on Form 8-K, you should carefully consider the factors discussed below when considering an investment in our Common Stock. If any of the events contemplated by the following discussion of risks should occur, our business, results of operations and financial condition could suffer significantly. As a result, you could lose some or all of your investment in our Common Stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business.

C-Bond has incurred substantial losses to date, may continue to incur losses in the future, and we may never achieve or sustain profitability.

Our operating company, C-Bond has incurred substantial net losses since its inception, including net losses of $5,872,268 and $8,299,692 for the years ended December 31, 2016 and 2017, respectively, and these losses may continue. As of December 31, 2017, we had an accumulated deficit of $22,854,556. We expect to incur additional costs and expenses related to the continued development and expansion of our business, including research and development operations and the commercialization of our C-Bond technologies. Our ability to achieve profitability depends on our success in increasing industry acceptance of our technologies and products. We may never achieve profitability.

Our ability to continue as a going concern will require us to obtain additional financing to fund our current operations, which may be unavailable on attractive terms, if at all.

As of December 31, 2017, our recurring operating losses, cash used in operations and our current operating plans raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern will require us to obtain additional financing to fund our current operating plans. We believe that the net proceeds from the Offering and our existing cash and cash equivalents will be sufficient to fund our current operating plans for the next twelve months.  We have based these estimates, however, on assumptions that may prove to be wrong, and we could spend our available financial resources much faster than we currently expect and need to raise additional funds sooner than we anticipate. If we are unable to raise capital when needed or on attractive terms, we would be forced to delay, reduce or eliminate our research and therapeutic candidate development programs or commercialization efforts.

Our future revenues are very difficult to predict with any accuracy.

We are an early stage company. That makes predicting the timing or the amount of revenues that we will receive from the sale, or license, of our products very difficult. Any delay in the development and acceptance of one or more of our products, could result in significant delays in the realization of revenues, the need to raise additional capital through the issuance of additional equity or debt securities sooner than we intend, and may allow competitors to reach certain of such markets with products before we do. In view of the emerging nature of the technology involved in certain of these markets, and the attendant uncertainty as to whether our products will achieve meaningful commercial acceptance, if at all, there can be no assurance that we will realize revenues sufficient to achieve profitability.

Our intellectual property is subject to patents and exclusive license agreements that may expire or change.

We rely on U.S. patents to protect our propriety products that form the core of our revenue potential. These patents are subject to standard patent expiration terms. Upon expiration of our patents we will no longer be able to prevent our competitors from developing similar products to ours. Additionally we rely on exclusive license agreements to use certain technologies. The terms of the exclusive license agreements may change upon expiration of their current terms. We may not be able to renew or extend our current licenses, or they may become non-exclusive licensees. The inability to maintain our exclusive licenses agreements would have a significant impact on our potential future revenues.

If we are unable to adequately protect our intellectual property, our competitive position and results of operations may be adversely impacted.

Protecting our intellectual property is critical to our innovation efforts. We own patents, trade secrets, copyrights, trademarks and/or other intellectual property rights related to many of our products, and also have exclusive and non-exclusive license rights under intellectual property owned by others. Our intellectual property rights may be challenged or infringed upon by third parties, particularly in countries where property rights are not highly developed or protected, or we may be unable to maintain, renew or enter into new license agreements with third-party owners of intellectual property on reasonable terms. Unauthorized use of our intellectual property rights or inability to preserve existing intellectual property rights could adversely impact our competitive position and results of operations.

We are dependent on key personnel, and our ability to grow and compete in our industry will be harmed if we do not retain the continued services of our key personnel, or we fail to identify, hire, and retain additional qualified personnel.

Our success depends on the efforts of our senior management team and other key personnel. The loss of services of members of our senior management team could have an adverse effect on our business. In addition, if we expect to grow our operations, it will be necessary for us to attract and retain additional qualified personnel. If we are unable to attract or retain qualified personnel as needed, the growth of our operations could be slowed or hampered.

Potential adverse outcomes in legal proceedings may adversely affect results.

Our business exposes us to product liability claims that are inherent in the design, manufacture and sale of our products and the products of suppliers. We may not be able to obtain insurance on acceptable terms or our insurance may not provide adequate protection against actual losses. In addition, we are subject to the risk that one or more of our insurers may become insolvent and become unable to pay claims that may be made in the future. Even if we maintain adequate insurance, claims could have a material adverse effect on our financial condition, liquidity and results of operations and on our ability to obtain suitable, adequate or cost-effective insurance in the future.

If we are unable to successfully introduce new products, our future growth may be adversely affected.

Our ability to develop new products based on innovation can affect our competitive position and requires the investment of significant time and resources. Difficulties or delays in research, development, production or commercialization of new products and services may reduce future revenues and adversely affect our competitive position. If we are unable to create sustainable product differentiation, our organic growth may be adversely affected.

Research and development for continued growth of our IP portfolio and product offering is expensive, and we may not have sufficient funds to continue research and develop activities and may not be able to acquire additional funding.

Our ability to continue our research and development activities to improve and expand our products and service offerings requires extensive amounts of funding. We may not be able to obtain the necessary funding on attractive terms and in a timely basis to continue our research and development activities, which would cause our research and development activities to be delayed, reduced or terminated. Delaying, reducing or terminating our research activities would impede our estimated growth and results of operations.

We rely heavily on collaborative partners such as distributors, manufacturers and vendors and our relationships with such parties may restrict or limit our business operations.

We are currently working with several third party entities in the validation, optimization, and distribution of our products. Our current and future collaborations and joint ventures are important as they allow greater access to funds, to research, development and testing resources, validation, and to manufacturing, sales and distribution resources that we would otherwise not have. We intend to continue to significantly rely on such collaborative and joint venture arrangements. Some of the risks and uncertainties related to the reliance on such collaborations and joint ventures include the fact that such relationships could actually serve to limit or restrict us, while our partners are free to pursue other products either on their own or with others. Further, our partners may terminate a collaborative technology relationship and such termination may require us to seek other partners, or expend substantial resources to pursue these activities independently.

We rely primarily on a third-party distribution model for our products and the number and quality of distributors can vary and may impact our revenues.

We rely on numerous third-party distributors for the distribution of our products. While we believe that alternative suppliers could be located if required, our product sales could be affected if any of these distributors do not continue to distribute our products in required quantities or at all, or with the required levels of quality. In addition, difficulties encountered by these distributors, such as fire, accident, natural disasters, or political unrest, could halt or disrupt distributions, resulting in delay or cancellation of orders. Any of these events could result in delayed deliveries by us of our products, causing reduced sales and harm to our reputation and brand name.

We only have one manufacturing facility.

We manufacture all of our products at our Houston, Texas facility. In the event of a fire, flood, tornado, hurricane or other form of a catastrophic event, we may be unable to fulfill any then-existing demand for our products, possibly for a prolonged period, depending upon the severity of the event. As a result, should a catastrophic event occur, our financial condition and results of operation would be materially adversely affected.

Additionally, our lease on our Houston, Texas facility expires on November 30, 2018. There is no guarantee that we will be able to negotiate a favorable lease renewal or extension. If we are not able to renew or extend our lease on the Houston, Texas facility we may have to move our corporate headquarters and manufacturing facility. Doing so could cause us to incur significant expenses and could delay or reduce our ability to manufacture our products for some time. Our financial condition and results of operation could be materially adversely affected by any such move.

The requirements of being a public company may strain our resources, divert management's attention and affect our ability to attract and retain qualified members of the board of directors.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the OTC and other applicable securities rules and regulations. Compliance with these rules and regulations requires significant legal and financial compliance costs, makes some activities more difficult, time-consuming or costly and increases demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management's attention may be diverted from other business concerns, which could harm our business and operating results. We may need to hire more employees in the future to comply with these regulatory requirements, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management's time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company with these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members for our board of directors, particularly to serve any committees, and qualified executive officers.

As a result of disclosure of information in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business and operating results.

We may not reach sufficient size to justify our public reporting status. If we were forced to become a private company following the Merger, then our stockholders may lose their ability to sell their shares and there would be substantial costs associated with becoming a private company.

We will be obligated to develop and maintain proper and effective internal controls over financial reporting.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting annually. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting.  We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective.  If we are unable to assert that our internal control over financial reporting is effective, or if our auditors are unable to express an opinion on the effectiveness of our internal controls, when required, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline.

Risks Related to the Glass Strengthening and Water Repellant Industries

We may face competition from companies that have substantially greater capital resources, research and development, manufacturing and marketing resources.

While we believe that we have significant competitive benefits offered by our proprietary products, there are competitors with much longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. As we grow and become successful with our products, we expect these competitors to increase the resources they dedicate to our market. Such competition could materially adversely affect our business, operating results or financial condition.

We may face increased pricing pressures from current and future competitors and, accordingly, there can be no assurance that competitive pressures will not require us to reduce our prices.

It is likely that we will experience significant competitive pressure over time. Accordingly, the use and pricing of our products may decline as the market becomes more competitive. Any material reduction in the price of our products will negatively affect our gross margin and results of operations.

Risks Related to our Common Stock

Penny stock regulations may impose certain restrictions on marketability of our securities.

Our common stock is subject to penny stock rules, which may discourage broker-dealers from effecting transactions in our common stock or affect their ability to sell our securities. As a result, purchasers and current holders of our securities could find it more difficult to sell their securities. Our stock is traded on the Over-the-Counter Markets, specifically the OTC Pink (the "OTC Pink"). Trading volume of OTC Pink stocks have been historically lower and more volatile then stocks traded on an exchange or the Nasdaq Stock Market. In addition, we may be subject to rules of the SEC that impose additional requirements on broker-dealers when selling penny stocks to persons other than established customers and accredited investors. In general, an accredited investor is a person with net worth in excess of $1,000,000 or annual income exceeding $200,000 individually, or $300,000 together with his or her spouse. The relevant SEC regulations generally define penny stocks to include any equity security not traded on an exchange or the Nasdaq Stock Market with a market price (as defined in the regulations) of less than $5 per share. Under the penny stock regulations, a broker-dealer must make a special suitability determination as to the purchaser and must have the purchaser's prior written consent to the transaction. Prior to any transaction in a penny stock covered by these rules, a broker-dealer must deliver a disclosure schedule about the penny stock market prepared by the SEC. Broker-dealers must also make disclosure concerning commissions payable to both the broker-dealer and any registered representative and provide current quotations for the securities. Finally, broker-dealers are required to send monthly statements disclosing recent price information for the penny stock held in an account and information on the limited market in penny stocks.

If the SEC deems us to be a "shell company" our stock will be subject to additional restrictions on transfer.

Rule 144(i)(1) prohibits the use of the rule for sales of restricted stock and stock held by affiliates into the public market if the issuing company is now or ever has been a "shell company", unless the requirements of Rule 144(i)(2) are satisfied. Rule 144(i)(1) defines a shell company as a company that is now or at any time previously has been an issuer, that has: (A) no or nominal operations; and (B) either: (1) no or nominal assets; (2) assets consisting solely of cash and cash equivalents; or (3) assets consisting of any amount of cash and cash equivalents and nominal other assets. Rule 144(i)(2) does permit the use of Rule 144 by stockholders of an issuing company that has previously been but is not now a shell company if the issuing company that has been filing reports with the SEC for one year that contain information about its current operating business activities (not including shell company activities) and it is current in its reporting obligations at the time of the proposed sale in reliance on Rule 144.  That means that if the SEC deems the Company to have been a shell company, then one year after the date of this Report, if we are then still current in our SEC filings, our stockholders may begin to rely on Rule 144 for resales of their shares of our common stock.  If the SEC does not deem the Company to have been a shell company, then our stockholders will be able to rely on Rule 144 for resales of their shares of our common stock six months after the date of this Report if we continue to make all of our required SEC filings.

You may find it difficult to sell our common stock.

As mentioned above, there has been a limited trading market in our common stock. We cannot assure you that an active trading market for our common stock will develop or be sustained. Regardless of whether an active and liquid public market exists, negative fluctuations in our actual or anticipated operating results will likely cause the market price of our common stock to fall, making it more difficult for you to sell our common stock at a favorable price, or at all.

We intend to issue additional equity and stock options to employees and consultants as compensation in the future, which will result in dilution to existing and new investors.

In the future, we will provide additional equity based compensation to our employees, officers, directors, consultants and independent contractors through an equity incentive plan. Our equity incentive plan will likely permit the award of options to purchase shares of common stock and the issuance of restricted shares of our common stock. Because stock options granted under the plan will generally only be exercised when the exercise price for such option is below the then market value of the common stock, the exercise of such options or the issuance of shares will cause dilution to the book value per share of our common stock and to existing and new investors.

Sales of a substantial number of shares of our common stock in the public market by our existing stockholders could cause our stock price to fall.

We have not entered into lock-up agreements with many of our existing shareholders. As a result, sales of a substantial number of shares of our common stock in the public market could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

Our stock price is likely to be volatile.

There is generally significant volatility in the market prices and limited liquidity of securities of companies at our stage. Contributing to this volatility are various events that can affect our stock price in a positive or negative manner. These events include, but are not limited to: governmental regulations or actions; market acceptance and sales growth of our products; litigation involving our industry; developments or disputes concerning our patents or other proprietary rights; departure of key personnel; future sales of our securities; fluctuations in our financial results or those of companies that are perceived to be similar to us; investors' general perception of us; announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments, and general economic, industry and market conditions. If any of these events occur, it could cause our stock price to fall.

The price of our common stock may be adversely affected by the future issuance and sale of shares of our common stock or other equity securities.

We cannot predict the size of future issuances or sales of our common stock or other equity securities future acquisitions or capital raising activities, or the effect, if any, that such issuances or sales may have on the market price of our common stock. The issuance and sale of substantial amounts of common stock or other equity securities or announcement that such issuances and sales may occur, could adversely affect the market price of our common stock. Any decline in the price of our common stock may encourage short sales, which could place further downward pressure on the price of our common stock and may impair our ability to raise additional capital through the sale of equity securities.

Our reduced stock price may adversely affect our liquidity.

Our common stock has limited trading history. Many market makers are reluctant to make a market in stock with a trading price of less than $5.00 per share, as well as shares quoted on the OTC Pink. To the extent that we have fewer market makers for our common stock, our volume and liquidity will likely decline, which could further depress our stock price.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of your stock.

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future and any return on investment may be limited to the value of your stock. We plan to retain any future earnings to finance growth.

Colorado law and our Articles of Incorporation protect our directors from certain types of lawsuits, which could make it difficult for us to recover damages from them in the event of a lawsuit.

 Colorado law provides that our directors will not be liable to our company or to our stockholders for monetary damages for all but certain types of conduct as directors. Our Articles of Incorporation require us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require our company to use our assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment or other circumstances.

Additional risks may exist since we became public through a "reverse merger."

Because we became public by means of a "reverse merger," we may not be able to attract the attention of major brokerage firms. Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to conduct any secondary offerings on our behalf in the future.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included in this Current Report on Form 8-K. Some of the information contained in this discussion and analysis or set forth elsewhere in this Current Report on Form 8-K, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties as described under the heading "Forward-Looking Statements" elsewhere in this Current Report on Form 8-K. You should review the disclosure under the heading "Risk Factors" in this Current Report on Form 8-K for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

On April 25, 2018, our wholly-owned subsidiary, WETM Acquisition Corp., a corporation formed in the State of Colorado on April 18, 2018, (the "Acquisition Sub"), merged with and into C-Bond Systems, LLC, a privately held Texas limited liability company ("C-Bond"). Pursuant to this transaction (the "Merger"), C-Bond was the surviving corporation and became our wholly-owned subsidiary. All of the outstanding membership interests of C-Bond were converted into shares of our common stock, as described in more detail below.  We plan to change the name of the Company to C-Bond Systems, Inc. or something similar containing the C-Bond name in the near future, subject to shareholder approval.

As a result of the Merger, we acquired the business of C-Bond and will continue the existing business operations of C-Bond as a publicly-traded company under the name WestMountain Alternative Energy, Inc., until such time as that name is changed.  In accordance with "reverse merger" or "reverse acquisition" accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Merger will be replaced with the historical financial statements of C-Bond prior to the Merger, in all future filings with the SEC.  As the result of the Merger and the change in our business and operations, a discussion of the past financial results of WestMountain Alternative Energy, Inc., is not pertinent, and under applicable accounting principles the historical financial results of C-Bond, the accounting acquirer, prior to the Merger are considered the historical financial results of our company.

Recent Developments

Reverse Merger

On April 25, 2018, pursuant to the Merger Agreement, Acquisition Sub merged with and into C-Bond, with C-Bond remaining as the surviving entity and a wholly-owned operating subsidiary of our Company. The Merger was effective as of April 26, 2018, upon the filing of a Certificate of Merger with the Secretary of State of the State of Texas.

At the time a certificate of merger reflecting the Merger was filed with the Secretary of State of Texas, or the Effective Time, all of the outstanding Common Units of C-Bond that were issued and outstanding immediately prior to the closing of the Merger were converted into an aggregate of 63,505,787 shares of our common stock.  As a result, each common unit of C-Bond was converted into approximately 3.23 shares of our common stock.

In addition, pursuant to the Merger Agreement, each option to purchase Common Units issued and outstanding immediately prior to the closing of the Merger was assumed and converted into an option to purchase an equivalent number of shares of our common stock and the exercise price of each such option was divided by the Conversion Ratio of 3.23. As a result, a total of 14,494,213 options were issued.

C-Bond is considered the accounting acquirer in the Merger and will account for the transaction as a recapitalization transaction because C-Bond's former stockholders received substantially all of the voting rights in the combined entity and C-Bond's senior management represents all of the senior management of the combined entity.

The following discussion highlights C-Bond's results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on C-Bond's audited financial statements contained in this Current Report on Form 8-K, which we have prepared in accordance with United States generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Private Placement

Concurrently with the closing of the Merger, we sold 3,100,000 shares of our common stock pursuant to a private placement for a purchase price of $0.40 per share, or the Offering Price.

Operating Overview

C-Bond is a limited liability company incorporated in Texas on August 7, 2013 and is a nanotechnology company and sole owner, developer and manufacturer of the patented C-Bond technology.  C-Bond is engaged in the implementation of proprietary nanotechnology applications and processes to enhance properties of strength, functionality and sustainability of brittle material systems.  C-Bond presently has a primary focus in the multi-billion dollar glass and window film industry with target markets in the United States and internationally.  The C-Bond technology enables ordinary glass to dissipate energy by permeating the glass surface and detecting microscopic flaws and defects that are randomly distributed all over the glass surface. C-Bond's unique qualities then work to locate and repair the identified surface imperfections that weaken the glass composite structure and ultimately act as failure initiators. The C-Bond formula is engineered to maintain original glass design integrity while increasing the mechanical performance properties of the glass unit.

Revenue is generated by the sale of products through distributors and directly to authorized dealers.  C-Bond NanoShield sales are generated through large distribution channels.  Sales of C-Bond I are made to authorized window film dealers who offer the product as an upsell during installation.  The C-Bond II ballistic resistant system is sold on a project basis.  The C-Bond II system is specified into project plans providing authorized dealers a competitive advantage.

Product sales are recognized when the product is shipped to the customer and title is transferred and are recorded net of any discounts or allowances.

C-Bond anticipates continued loses requiring either revenue generation to achieve sustained profitability or obtaining additional financial resources to maintain operations as well as research and development into product performance and new product verticals.

Critical Accounting Policies

The following discussion and analysis of our financial condition and results of operations are based upon our audited financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Management continually evaluates such estimates, including those related to estimates for allowance for doubtful accounts on accounts receivable, the estimates for obsolete inventory, the useful life of property and equipment, assumptions used in assessing impairment of long-term assets, the fair value of a beneficial conversion feature, and the fair value of non-cash equity transactions. Management bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. Management believes the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements.

Accounts receivable

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. The expense associated with the allowance for doubtful accounts is recognized as general and administrative expense.

Inventory

Inventory, consisting of raw materials and finished goods, are stated at the lower of cost and net realizable value utilizing the first-in, first-out (FIFO) method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves are recorded based on estimates and included in cost of sales.

Revenue recognition

The Company sells its products primarily to distributors and authorized dealers. Pursuant to the guidance of ASC Topic 605, the Company recognizes sales when persuasive evidence of an arrangement exists, delivery has occurred or services have been provided, the purchase price is fixed or determinable and collectability is reasonably assured. Product sales are recognized when the product is shipped to the customer and title is transferred and are recorded net of any discounts or allowances.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – "Compensation –Stock Compensation", which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. The Company utilizes the Black-Sholes option pricing model and uses the simplified method to determine expected term because of lack of sufficient exercise history. Additionally, effective January 1, 2017, the Company adopted the Accounting Standards Update No. 2016-09 ("ASU 2016-09"), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 permits the election of an accounting policy for forfeitures of share-based payment awards, either to recognize forfeitures as they occur or estimate forfeitures over the vesting period of the award. The Company has elected to recognize forfeitures as they occur and the cumulative impact of this change did not have any effect on the Company's consolidated financial statements and related disclosures.

Pursuant to ASC 505-50 – "Equity-Based Payments to Non-Employees", all share-based payments to non-employees, including grants of stock options, are recognized in the consolidated financial statements as compensation expense over the service period of the consulting arrangement or until performance conditions are expected to be met. Using a Black-Scholes valuation model, the Company periodically reassessed the fair value of non-employee options until service conditions are met, which generally aligns with the vesting period of the options, and the Company adjusted the expense recognized in the consolidated financial statements accordingly.

Upon exercise of the stock options by the holder using the exercise methods delineated in the option contract, the Company issues new units from its unissued authorized units.

Results of Operations

The following comparative analysis on results of operations was based primarily on the comparative consolidated financial statements, footnotes and related information for the periods identified below and should be read in conjunction with the audited consolidated financial statements and the notes to those statements for the years ended December 31, 2017 and 2016, which are included elsewhere in this Form 8-K. The results discussed below are for the years ended December 31, 2017 and 2016.

Comparison of Results of Operations for the Years ended December 31, 2017 and 2016

Sales

For the year ended December 31, 2017, sales amounted to $405,417 as compared to $723,612 for the year ended December 31, 2016, a decrease of $318,195, or 44.0%. The decrease in sales was attributable to a shift in focus to the automotive product line and a reduction in ballistic system projects.  Historically, C-Bond has generated revenue from product sales. Beginning in January 2017, C-Bond implemented a multiple product structure consisting of the glass strengthening technology platform with enhancements to address specific product verticals. This methodology produced the launch of C-Bond NanoShield in the fourth quarter of 2017 with the continued revenues from C-Bond I for window film and C-Bond II Ballistic Resistant products.  The Company use multiple sales channels, including distributors and direct to authorized dealers to generate revenues.

Cost of Goods Sold

Cost of goods sold is comprised primarily of inventory sold, packaging costs, and warranty costs.  For the year ended December 31, 2017, cost of sales amounted to $70,048 as compared to $246,232 for the year ended December 31, 2016, a decrease of $176,184, or 71.6%, which was primarily due to the reduction in sales mentioned above.

Gross Profit

For the year ended December 31, 2017, gross profit amounted to $335,369, or 82.7% of revenue, as compared to $477,380, or 66.0% of revenue, for the year ended December 31, 2016, a decrease of $142,011, or 29.7%. The decrease in gross profit percentage was attributable to reduced inventory film cost due to the reduction in ballistic system projects.

Operating Expenses

For the year ended December 31, 2017, operating expenses amounted to $8,627,052 as compared to $6,349,648 for the year ended December 31, 2016, an increase of $2,277,404, or 35.9%. For the years ended December 31, 2017 and 2016, operating expenses consisted of the following:

	Years ended December 31,
	2017	2016
Compensation and related benefits, including stock based compensation charges	$7,852,965	$5,426,568
Research and development	214,112	220,517
Professional fees	131,022	132,779
General and administrative expenses	428,953	569,784
Total	$8,627,052	$6,349,648

Compensation and related benefits

For the year ended December 31, 2017, compensation and related benefits increased by $2,426,397, or 44.7%, as compared to the year ended December 31, 2016. The increase was due to an increase in stock-based compensation expense. During the years ended December 31, 2017 and 2016, stock-based compensation related to the accretion of stock-option expense and other stock-based compensation amounted to $6,772,752 and $4,365,964, respectively, an increase of $2,406,788.

Research and Development

Research and development expenses consist primarily of contracted development services, third party testing laboratories and allocated overhead expenses.  We believe continued investment is important to attaining our strategic objectives and expect research and development expenses to increase in absolute dollars for the foreseeable future. For the year ended December 31, 2017, research and development expense decreased by $6,405, or 2.9%, as compared to the year ended December 31, 2016.

Professional Fees

For the year ended December 31, 2017, professional fees decreased by $1,757, or 1.3%, as compared to the year ended December 31, 2016.

General and Administrative

General and administrative expenses consist primarily of rent, insurance, depreciation expense, sale and marketing, delivery and freight, travel and entertainment, and other office expenses. For the year ended December 31, 2017, general and administrative expenses decreased by $140,831, or 24.7%, as compared to the year ended December 31, 2016. The decrease was a primarily attributable to a decrease in bad debt expense of approximately $54,700, a decrease in advertising expense of approximately $78,900. We expect our general and administrative expenses to increase due to the anticipated growth of our business.

Other Expense

For the year ended December 31, 2017, we incurred interest expense of $8,009 as compared to $0 for the year ended December 321, 216.

Net Loss

For the year ended December 31, 2017, net loss amounted to $8,299,692, or $0.59 per member unit (basic and diluted), as compared to $5,872,268, or $0.43 per member unit (basic and diluted), for the year ended December 31, 2016. The increase in net loss was primarily attributable to the decrease in sales due to the shift in product line focus.

Liquidity and Capital Resources

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. We had cash of $46,448 and $596,910 of cash as of December 31, 2017 and 2016, respectively.

Our primary uses of cash have been for salaries, fees paid to third parties for professional services, research and development expense, and general and administrative expenses. All funds received have been expended in the furtherance of growing the business. We have received funds from the sales of products and from various financing activities such as from the sale of our member units and from debt financings. The following trends are reasonably likely to result in changes in our liquidity over the near to long term:

●	An increase in working capital requirements to finance our current business,
●	Research and development fees;
●	Addition of administrative and sales personnel as the business grows, and
●	The cost of being a public company.

From inception in 2013 through December 31, 2017 C-Bond has raised a total of $5.9 million from proceeds from the sale of common units to fund its operations and research and development initiatives.  Fund sources have come from individual investment vehicles.  No institutional investment has been made in the Company to date.

In 2013 and 2014, we received $1,475,000 in gross proceeds from initial seed capital and other investments.

During 2015, C-Bond issued 1,200,000  member units for collected cash proceeds of $2,050,000, or $2.50 per member unit and an outstanding subscription receivable.

During 2016, C-Bond received proceeds of $950,000 from the collection of subscription receivables from the sale of member units in 2015.

During 2016, C-Bond issued 363,636 member units for cash proceeds of $1,000,000, or $2.75 per member unit.

In June 2016, C-Bond issued 500,000 member units upon the exercise of 500,000 member unit options at $0.10 per shares. In connection with this option exercise, C-Bond received proceeds of $50,000.

During 2017, C-Bond issued 159,090 member units for cash proceeds of $437,500, or $2.75 per member unit.

On June 1, 2017, C-Bond received $100,000 from a third party pursuant to the terms of a convertible promissory note (the "Convertible Note"). The Convertible Note accrued interest at 7% per annum and all principal and interest is payable on the maturity date of June 1, 2019. The Holder may, at any time, upon written notice, convert all amounts then outstanding under this Convertible Note into a number of common units of C-Bond Systems LLC equal to the amount then owed under this Note divided by $2.50. Upon the maturity date, the principal and accrued interest under this note will automatically be converted into the number of common units of C-Bond Systems LLC equal to the amount then owed under this Convertible Note divided by $2.50. C-Bond Systems LLC  may prepay this Convertible Note at any time upon thirty days' prior written notice to the Holder and shall prepay this Convertible Note in full upon the thirty days' prior written notice of a change of control event. On April 1, 2018, the note was converted into 42,333 common units.  As a result no long term debt will exist at the time of the transaction closure.
On April 26, 2018, C-Bond paid off the Esousa First Note, described below, for $270,000 and the parties terminated all of the related agreements, including the notes, the warrants and the registrations rights agreement.
On January 22, 2018 (the "Issuance Date"), C-Bond entered into a securities purchase agreement (the "SPA") with Esousa Holdings, LLC ("Esousa"), whereby Esousa agreed to invest up to $750,000 (the "Purchase Price") in C-Bond in exchange for senior secured convertible notes and five-year warrants, upon the terms and subject to the conditions thereof. Pursuant to the SPA, C-Bond issued (i) a senior secured convertible note to Esousa on January 22, 2018, in the original principal amount of $260,000, which bears interest at 10% per annum (the "First Note") and (ii) 293,123 five-year warrants to purchase shares of C-Bond common stock at a purchase price of $0.87 per share. On January 22, 2018, C-Bond received cash proceeds of $260,000 under this convertible note. Each convertible note issued pursuant to the SPA was due and payable two years from the issuance date of the respective convertible note, and any accrued and unpaid interest relating to each convertible note, was due and payable semi-annually. Any amount of principal or interest that was due under each convertible note, which if not paid by the respective maturity date, would bear interest at the rate of 12% per annum until it was satisfied in full. The First Note was secured by a lien on all assets of C-Bond (including, without limitation, the intellectual property rights and all other intellectual property assets).

Esousa was entitled to, at any time or from time to time, convert each convertible note issued under the SPA into shares of C-Bond's common stock, at a conversion price per share (the "Conversion Price") equal to $0.87 (subject to adjustment as provided in the First Note). The First Note contained various covenants, such as rights of first refusal, restrictions on the incurrence of indebtedness, creation of liens, payment of restricted payments, redemptions, payment of cash dividends and the transfer of assets. C-Bond also entered into a registrations rights agreement with Esousa which has been terminated.
In 2018, C-Bond issued 400,000 member units upon exercise of 400,000 member unit options at $0.10 per unit. In connection with these options, C-Bond received proceeds of $40,000. C-Bond also issued 10,000 member units for cash proceeds of $27,500 or $2.75 per member unit.

Additional cash liquidity is generated from product sales.  C-Bond has not incurred any debt financing resulting in an extended liability.

To date, C-Bond Systems is not profitable, and we cannot provide any assurances that we will be profitable.  We believe our cash and cash equivalents in addition to the proceeds received from closing the merger agreement will provide sufficient capital to satisfy anticipated operational and research expense through April 2019.

Cash Flows

For the Years Ended December 31, 2017 and 2016

The following table shows a summary of our cash flows for the years ended December 2017 and 2016.

	Year Ended December 31,
	2017	2016
Net cash used in operating activities	$(1,084,508)	$(1,633,631)
Net cash used in investing activities	$(3,454)	$(31,327)
Net cash provided by financing activities	$537,500	$2,000,000
Net (decrease) increase in cash	$(550,462)	$335,042
Cash - beginning of the year	$596,910	$261,868
Cash - end of the year	$46,448	$596,910

Net cash flow used in operating activities was $1,084,508 for the year ended December 31, 2017 as compared net cash flow used in operating activities to $1,633,631 for the year ended December 31, 2016, a decrease of $549,123.

Net cash flow used operating activities for the year ended December 31, 2017 primarily reflected a net loss of $8,299,692 adjusted for the add-back of non-cash items consisting of depreciation and amortization of $38,295, stock-based compensation expense of $6,772,752, bad debt expense of $16,894, and the amortization of debt discount to interest expense of $2,917, and changes in operating assets and liabilities consisting of an increase in accounts receivable of $37,757, an increase in accounts payable of $99,542, an increase in accrued expenses of $79,153, and an increase in accrued compensation of $243,701.

Net cash flow used operating activities for the year ended December 31, 2016 primarily reflected a net loss of $5,872,268 adjusted for the add-back of non-cash items consisting of depreciation and amortization of $34,545, stock-based compensation expense of $4,365,964 and bad debt expense of $71,582, and changed in operating assets and liabilities consisting of an increase in accounts receivable of $49,851, a decrease in inventory of $25,252, a decrease in accounts payable of $94,119, and a decrease in accrued compensation of $109,057.

For the year ended December 31, 2017 and 2016, net cash flow used in investing activities amounted to $3,454 and $31,327 and consisted of the purchase of property and equipment.

Net cash provided by financing activities was $537,500 for the year ended December 31, 2017 as compared to $2,000,000 for the year ended December 31, 2016. During the year ended December 31, 2017, we received net proceeds from convertible notes of $100,000 and proceeds from the sale of member units of $437,500. During the year ended December 31, 2016, we received proceeds from the sale of member units of $1,950,000 and proceeds from the exercise of stock options of $50,000.

Funding Requirements

We expect the primary use of capital to continue to be salaries, third party outside research and testing services, product and research supplies, legal and regulatory expenses and general overhead costs.  Additional uses of capital will include additional headcount, tools and equipment, capacity expansion and operational control software.  We believe the estimated net proceeds from the merger with current cash and cash equivalents will be sufficient to meet anticipated cash requirements not including potential product sales.  However additional capital may be required to further research new product verticals and enhancements to current product offerings based on customer requirements.

As of December 31, 2017, C-Bond determined that there was substantial doubt about its ability to maintain operations as a going concern.  C-Bond's consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.  Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital.  We will seek to raise capital through additional debt and/or equity financings to fund operations in the future. Although C-Bond has historically raised capital from sales of member units and from the issuance of convertible promissory notes, there is no assurance that it will be able to continue to do so. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the company will need to curtail its operations.  C-Bond's consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the company be unable to continue as a going concern.

Our forecast of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary materially as a result of a number of factors.  We have based this estimate on assumptions that may prove to be wrong and could utilize our available capital resources sooner than we currently expect.  Our capital requirements are difficult to forecast.  Please see the section titled "Risk Factors" elsewhere in this form 8-k for additional risks associated with our capital requirements.

Until such time as we generate substantial product revenue to offset operational expenses, we expect to finance our cash needs through a combination of public and private equity offerings, debt financing, collaborative research and licensing agreements.  We may be unable to raise capital or enter into such other arrangements when needed or on favorable terms or at all.  Our failure to raise capital or enter into such other arrangements as and when needed would have a negative impact on our financial condition.

Contractual Obligations and Commitments

We have no long term debt obligations as of the date of this Report. We do maintain financing on two test equipment assets totaling a monthly expense of $3,220 that expire at the end of 2018.  The current facility lease of $5,765 a month expires at the end of 2018.  We expect to enter into an additional lease at that time.

We enter into agreements in the normal course of business with contracted research and testing organization, product distribution and material vendors which are payable or cancelable at any time with 30 day prior written approval.

Off-balance Sheet Arrangements

We do not have any off-balance sheet arrangements during the period presented as defined in the rules and regulations of the SEC.

Quantitative and Qualitative Disclosures About Market Risk

The primary objectives of our investment activities are to ensure liquidity and to preserve principal while at the same time maximizing the income we receive from our marketable securities without significantly increasing risk. Some of the securities that we invest in may have market risk related to changes in interest rates. Our primary exposure to market risk is interest rate sensitivity, which is affected by changes in the general level of U.S. interest rates. We do not have any debt outstanding at the current time with floating interest rates.  Due to the short-term maturities of our cash equivalents and the low risk profile of our investments, an immediate 100 basis point change in interest rates would not have a material effect on the fair market value of our cash equivalents. To minimize the risk in the future, we intend to maintain our portfolio of cash equivalents and short-term investments in a variety of securities, including commercial paper, money market funds, government and non-government debt securities and corporate obligations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information relating to the beneficial ownership of our common stock as of April 26, 2018, the day we completed the Merger, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of the outstanding shares of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or dispositive power as well as any shares that the individual has the right to acquire within 60 days of April 26, 2018 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and dispositive power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 75,712,037 shares of our common stock outstanding as of April 26, 2018, after giving effect to (i) the Merger, and (ii) the issuance of 3,100,000 shares of our common stock in the Offering. One or more persons in the table below may purchase shares of common stock in the Offering or decline to do so, resulting in changes to the percentage of common stock that they beneficially own immediately following the Offering. In addition, other third parties not listed in the table below may acquire shares of common stock that may result in beneficial ownership of more than 5% of the outstanding shares of common stock prior to or after the Offering.

Shares of common stock that a person has the right to acquire within 60 days of April 26, 2018, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise noted below, the address of the persons listed on the table is c/o C-Bond Systems, LLC 6035 South Loop East, Houston, TX 77033.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Greater Than 5% Stockholders:
BOCO Investments, LLC(1)	10,150,000	13.4%
Evergreen Venture Holdings, LLC(2)	6,337,972	8.4%
SMS Moreira Ventures, LLC(3)	5,496,260	7.3%
Fournace LLC(4)	5,215,666	6.9%
Horus Holdings International, Inc.(5)	3,880,480	5.1%
Named Executive Officers and Directors:
Scott Silverman(6)	1,663,271	2.2%
Vince Pugliese(7)	,2,503,773	3.3%
Bruce Rich(8)	8,215,666	10.4%
Barry M. Edelstein†	—	—%
Scott V. Thomsen†	—	—%
Brian L. Klemsz(9)	—	—%
All directors and executive officers as a group (6 persons)(11)	12,382,710	16.3%

* Indicates beneficial ownership of less than 1% of the total outstanding common stock.
† Barry M. Edelstein and Scott Thomsen will be appointed to our board of directors effective ten days after the date of filing the Schedule 14F-1.

(1)
Pat Stryker has sole voting and dispositive power with respect to these shares. Includes 8,050,000 shares owned by WestMountain Green, LLC, which is controlled by BOCO Investments, LLC.  BOCO Investments, LLC's address is 1001-A E. Harmony Road, #366, Fort Collins, Colorado 80525.

(2)	Mark Rich, brother of Bruce Rich has sole voting and dispositive power with respect to these shares. Evergreen Venture Holdings, LLC's address is 4222 Winbrook Lane, Orlando, Florida 32817.
(3)	Sergio Moreira has sole voting and dispositive power with respect to these shares. SMS Moreira Ventures, LLC's address is 232 Bostwick Street, Nacogodoches, Texas 75965.
(4)	Bruce Rich has sole voting and dispositive power with respect to these shares. Fournace LLC's address is 3333 Allen Parkway, Unit Number 305, Houston, Texas 77019.
(5)
Dr. Victor Mena has sole voting and dispositive power with respect to these shares. Horus Holdings International, Inc.'s address is  Dessarollos res. Turisticos, s.a. De C.V., Cipresses No. 100, Col. Ampliacion Jurica, 76100 Queretaro, Qro., C.P., Queretaro, Mexico.

(6)
Includes (i) 970,120 shares outstanding pursuant to restricted stock awards, and (ii) 693,151 shares issuable upon the exercise of stock options within 60 days of April 26, 2018 and those already vested.

(7)
Includes (i) 517,397 shares held by Mr. Pugliese, (ii) 808,433 shares outstanding pursuant to restricted stock awards, and (iii) 1,177,943 shares issuable upon the exercise of stock options within 60 days of April 26, 2018 and those already vested.

(8)	Includes (i) 3,000,000 shares issuable upon exercise of stock options that have vested and (iii) 5,215,666 shares held by Fournace, LLC of which Mr. Rich is the sole member and manager.
(9)	Mr. Klemsz holds a 16.8% beneficial interest in WestMountain Green, LLC. Mr. Klemsz' address is 1001-A E. Harmony Road, #366, Fort Collins, Colorado 80525.
(10)
Includes (i) 5,733,063 shares held by the directors and executive officers, (ii) 1,778,553 shares outstanding pursuant to restricted stock awards and (iii) 4,871,094 shares issuable upon exercise of stock options that have vested.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below is the name and positions of the Company's sole director as of the closing of the Merger.

Name	Age	Position
Brian L. Klemsz	58	Director

Brian L. Klemsz. Prior to the Merger, Mr. Klemsz was the Company's President, Treasurer, and has since its inception and is currently the sole Director. Since March 2007, he has been the Chief Investment Officer of BOCO Investments, LLC prior to the merger. He was President and Chief Investment Officer for GDBA Investments, LLLP, a private investment partnership from May 2000 until February 2007. He is currently also the President, Treasurer, and sole Director of WestMountain Distressed Debt, Inc., and Chairman, Treasurer and sole Director of WestMountain Company, both of which are public companies, and he is a director on the board for WestMountain Gold, Inc. Mr. Klemsz received a Master's of Science in Accounting and Taxation in 1993 and a Master's of Science in Finance in 1990 from Colorado State University. He received his Bachelor of Science degree from the University of Colorado in 1981.

We will file a Schedule 14F-1 reporting that Mr. Klemsz will resign as director and Scott R. Silverman, Barry M. Edelstein and Scott Thomsen will be appointed to our board of directors effective ten days after the date of filing the Schedule 14F-1. All directors will hold office until the next annual general meeting or until their successors have been elected and qualified or appointed, unless sooner displaced. Our executive management team was however reconstituted immediately following the closing of the Merger by the appointment of Scott Silverman and Vince Pugliese to the positions listed below, and the resignation of Brian Klemsz and Joni Troska from all of their positions as officers. The following table sets forth the name and positions of each of the directors to be appointed and the executive officers already appointed.

Name	Age	Position
Scott R. Silverman	54	Chief Executive Officer, President, Chairman of the Board and Director
Vince Pugliese	56	Chief Operating Officer, Interim Chief Financial Officer, and Treasurer
Barry M. Edelstein	54	Director
Scott V. Thomsen	58	Director

Executive Officers

Scott R. Silverman, has served as Chief Executive Officer of C-Bond since December 2018.  From 2003 to 2011, Mr. Silverman served as Executive Chairman of VeriChip Corporation which completed an initial public offering on the NASDAQ in 2007 raising more than $30 million. VeriChip Corporation subsequently sold to Stanley Works in 2008.  From 2011 to 2016, Mr. Silverman founded and served as Chairman and Chief Executive Officer of Veriteq Corporation, a leader in RFID technology for medical devices which went public in 2013 and was subsequently sold to a leading breast implant manufacturer. Mr. Silverman is a graduate from the University of Pennsylvania and Villanova University School of Law. We believe that Mr. Silverman's knowledge of our company, industry and business makes him well-suited to serve on the board of directors.

Vince Pugliese, has served as Chief Operating Officer and interim Chief Financial Officer for C-Bond since October 2015 and has held these positions with the Company since the Merger. Mr. Pugliese has also assumed the title of Treasurer since the completion of the Merger. From 2012 to present, Mr. Pugliese, has served as Chief Executive Officer of the Pugliese Group, providing operations and supply chain management, technology development, strategic planning, project management and organizational planning to drive company value through operational efficiency, innovation and cost management by breaking down complex problems into manageable and simple strategies.  From 2007 to 2012, Mr. Pugliese was with Blackberry Limited (formerly Research in Motion Limited), a global leader in mobile communications, serving as a consultant from 2007 to 2010 and as Director of North American Operations from 2010 to 2012.  Mr. Pugliese has an MBA from the University of Baltimore and a Bachelor of Science in Applied Mathematics and Management Science from Carnegie Mellon University in Pittsburgh, Pennsylvania.

Barry M. Edelstein will become a director of the Company effective ten days after the date of filing the Schedule 14F-1.  Since June 2008, Mr. Edelstein has served as a Managing Partner of Structured Growth Capital, Inc., which provides monetization financing to non-investment grade entities.  Since January 2002, Mr. Edelstein has also served as President and CEO of ScentSational Technologies, LLC, a leader in developing, patenting and licensing Olfaction Packaging technologies to food, beverage and other consumer products companies. Mr. Edelstein has a JD from the Widener University School of Law and a Bachelor of Science in Business Administration, Marketing from Drexel University's LeBow College of Business.  Mr. Edelstein brings a wealth of operational and financial experience to our board as well as a deep knowledge of the packaging industry.
Scott V. Thomsen, will become a director of the Company effective ten days after the date of filing the Schedule 14F-1.  Since January 2014, Mr. Thomsen has served as Managing Partner of Innoscovery, Inc., a consulting firm that helps technology entrepreneurs scale companies.  From 1994 until January 2014, Mr. Thomsen was with Guardian Industries. He served as Vice President of R&D and Engineering, Optical Imaging Systems, from 1994 to 1996, Vice President of Operations and Engineering, Optical Imaging Systems, from 1996 to 1999, Director of Science and Technology from April 1999 to March 2002, Chief Technology Officer from March 2002 to September 2009, Group Vice President – North America from October 2009 to April 2011, and President of the Global Glass Group from April 2011 to January 2014.  Guardian Industries is the largest glass manufacturer in North America.  The Guardian Glass Group offers value-added glass products and services to customers in the commercial, residential, automotive, electronics and energy market segments in over 110 countries.  As President of the Global Glass Group, Mr. Thomsen was responsible for overseeing a multi-billion dollar business with facilities in 27 countries on 5 continents and 11,000 employees.  Mr. Thomsen has a Bachelor of Science in Electrical and Electronics Engineering from the University of North Dakota and a Master of Science in Systems Engineering from West Coast University.  Mr. Thomsen brings a wealth of industry knowledge and knowledge of start-up organizations to our Board.

Indemnification of Directors and Officers

Section 7-108-402 of the Colorado Business Corporation Act provides that the articles of incorporation of a Colorado corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 7-108-403 of the Colorado Business Corporation Act (regarding liability of directors for unlawful distributions), or (iv) for any transaction from which the director directly or indirectly derived an improper personal benefit. Such a provision in the articles of incorporation shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any act or omission occurring before the date on which the provision becomes effective. Section 7-108-402 further provides that no director or officer shall be personally liable for any injury to persons or property arising out of a tort committed by any employee unless such director or officer (i) was personally involved in the situation giving rise to the litigation or (ii) committed a criminal offense in connection with such situation. Our amended and restated articles of incorporation and amended and restated bylaws provide for indemnification by us of our directors, officers, employees, and agents to the fullest extent permitted by law.

Section 7-109-103 of the Colorado Business Corporation Act provides that, unless limited by its articles of incorporation, a Colorado corporation must indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a "Proceeding"), to which that person was a party because the person is or was a director of the corporation or an individual who, while a director of the corporation, is or was serving at the corporation's request as a director, officer, agent, business associate, employee, fiduciary, manager, member, partner, promoter, trustee of, or any similar position with, another domestic or foreign entity or of an employee benefit plan (a "Director"), against reasonable expenses incurred by the Director in connection with the Proceeding. Our amended and restated articles of incorporation do not contain any such limitation.

Section 7-109-102 of the Colorado Business Corporation Act provides, generally, that a Colorado corporation may indemnify a person made a party to a Proceeding because the person is or was a Director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred in the Proceeding if (i) the Director's conduct was in good faith and (ii) the Director reasonably believed, (a) in the case of conduct in an official capacity with the corporation, that the Director's conduct was in the corporation's best interests and, (b) in all other cases, that the Director's conduct was at least not opposed to the corporation's best interests and, (iii) with respect to any criminal proceeding, the Director had no reasonable cause to believe that his or her conduct was unlawful. Section 7-109-102 further provides that a corporation may not indemnify a Director in connection with any Proceeding charging that the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was adjudged liable on the basis that the Director derived an improper personal benefit.

Section 7-109-106 provides that the determination that indemnification of a Director is permissible shall be made (i) by the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the Proceeding shall be counted in satisfying the quorum; (ii) if a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the Proceeding (except that Directors who are parties to the Proceeding may participate in the designation of directors for the committee); or (iii) if a quorum cannot be obtained and a committee cannot be established, or if a majority of the directors constituting such quorum or such committee so directs, by independent legal counsel (pursuant to the voting requirements under Section 7-109-106) or by the shareholders.

Under Section 7-109-105 of the Colorado Business Corporation Act, unless otherwise provided in the articles of incorporation, a Director may apply for indemnification to a court of competent jurisdiction. After giving any notice the court considers necessary, the court may order indemnification in the following manner: (i) if the court determines that the Director is entitled to mandatory indemnification under Section 7-109-103, the court shall order (a) indemnification and (b) payment by the corporation of the Director's reasonable expenses incurred to obtain court-ordered indemnification; and (ii) if the court determines that the Director is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the Director met the standard of conduct under Section 7-109-102 or was adjudged liable (a) in an action by or in the right of the corporation or (b) on the basis that he or she derived an improper personal benefit, the court may order indemnification as it deems proper (except that the indemnification in these circumstances is limited to the reasonable expenses incurred in connection with the Proceeding and reasonable expenses incurred to obtain court-ordered indemnification).

Under Section 7-109-107 of the Colorado Business Corporation Act, unless otherwise provided in the articles of incorporation, an officer is entitled to mandatory indemnification under Section 7-109-103, and to apply for court-ordered indemnification under Section 7-109-105, in each case to the same extent as a Director. A Colorado corporation may indemnify and advance expenses to (i) an officer, employee, fiduciary, or agent of the corporation to the same extent as to a Director and (ii) an officer, employee, fiduciary, or agent who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. Section 7-109-104 of the Colorado Business Corporation Act authorizes a Colorado corporation to pay for or reimburse the reasonable expenses incurred by a Director in defending a Proceeding in advance of final disposition of the Proceeding if (i) the Director furnishes a written affirmation of the Director's good-faith belief that the Director has met the standard of conduct under Section 7-109-102, (ii) the Director furnishes a written undertaking to repay the advance if it is ultimately determined that the Director did not meet the standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under the Colorado Business Corporation Act.

Further, our amended articles of incorporation and bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by law. We may also purchase insurance on behalf of an existing or former officer, employee, director or agent against any liability asserted against and incurred by that person in such capacity, or arising out of that person's status in such capacity. We believe that these indemnification provisions and the directors' and officers' insurance are useful to attract and retain qualified directors and executive officers.

In addition to the indemnification obligations required by our amended articles of incorporation, we also entered into an Indemnification Agreement with Mr. Klemz, pursuant to which we agreed to indemnify him for actions taken in his official capacity on and after the closing of the Merger until his resignation which will be effective upon the filing of a Schedule 14F-1.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under any of the foregoing provisions, in the opinion of the SEC, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE AND DIRECTOR COMPENSATION

From our inception to the date of this Current Report on Form 8-K, no compensation was earned by or paid to our executive officers by the Company. C-Bond became our wholly owned subsidiary upon the closing of the Merger. The following summarizes the compensation earned by C-Bond's executive officers named in the "Summary Compensation Table" below (referred to herein as our "named executive officers") in C-Bond's fiscal years ending December 31, 2017 and 2016.

This section also discusses the material elements of C-Bond's executive compensation policies and decisions and important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the information presented in the following tables and the corresponding narrative.

Overview

C-Bond's named executive officers for the year ended December 31, 2017, which consists of our Chief Executive Officer and its one other most highly compensated executive officers who were serving as its executive officers as of December 31, 2017, are as follows:

•	Scott R. Silverman – Chief Executive Officer and President;
•	Vince Pugliese – Chief Operating Officer, Interim Chief Financial Officer and Treasurer.

Additionally, this section also provides a discussion of the compensation paid or awarded to Bruce Rich, who served as the Chief Executive Officer of C-Bond until December 18, 2017 and as a consultant to C-Bond thereafter.  C-Bond is a small company and had no other executive officers during 2017.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of the named executive officers for the years ending December 31, 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Scott R. Silverman Chief Executive Officer and President	2017	71,500(2)	—	6,912,300	2,421	6,986,221
	2016	—(3)	—	—	—	—
Vincent Pugliese Chief Operating Officer, Interim Chief Financial Officer and Treasurer	2017	180,000(4)	—	542,522(5)	3,011	725,533
	2016	180,000	—	1,391,673	—	1,571,673
Bruce Rich Former Chief Executive Officer	2017	300,000(6)	21,875(7)	—	43,032(8)	364,907
	2016	300,000	97,500(7)	—	—	397,500

(1)
As required by SEC rules, the amounts in this column reflect the grant date or modification date fair value of the C-Bond option awards as required by FASB ASC Topic 718. A discussion of the assumptions and methodologies used to calculate these amounts, are contained in the notes to C-Bond's financial statements, included as Exhibit 99.1 to this Report, "Note 7 – Members' Equity (Deficit)".

(2)	Includes $30,000 of deferred compensation.
(3)
Mr. Silverman joined C-Bond on October 18, 2017 as a consultant and became chief executive officer on December 18, 2017, and therefore did not earn any compensation for the year ended December 31, 2016.

(4)	Includes $31,500 of deferred compensation.

(5)
In December 2017, Mr. Pugliese's stock options were modified and the exercise price of all stock options granted to Mr. Pugliese in 2016 and earlier was reduced to $1.00 per share. As required by SEC rules, the amounts in this column reflect the incremental fair value, computed as of the repricing or modification date in accordance with FASB ASC Topic 718. A discussion of the assumptions and methodologies used to calculate these amounts, are contained in the notes to C-Bond's financial statements, included as Exhibit 99.1 to this Report, under "Note 7 – Members' Equity (Deficit)".

(6)	Mr. Rich resigned as chief executive officer of C-Bond on December 18, 2017 and therefore the amount in the table reflects his salary received until such date.
(7)	Bonus earned based on a percentage of capital raises pursuant to his then existing employment agreement.
(8)	This amount includes $21,706 for health insurance, $6,000 for auto allowance and $15,326 for other commission based fees.

Elements of Executive Compensation

Base Salaries. Base salaries for the named executive officers during 2017 and 2016 was determined by the C-Bond managers based on the scope of each officer's responsibilities along with his respective experience and contributions during the prior year. When reviewing base salaries, the managers took factors into account such as each officer's experience and individual performance, company performance as a whole, and general industry conditions, but did not assign any specific weighting to any factor.

Equity Awards. The named executive officers have historically participated in C-Bond's Common Unit Option Plan. Mr. Silverman was granted an option to acquire 3,000,000 common units of C-Bond in connection with the commencement of his employment in 2017. Mr. Pugliese was granted options to acquire 800,000 common units of C-Bond in 2016 and 499,998 common units of C-Bond in years prior to 2016. In December 2017, Mr. Pugliese's stock options were modified and the exercise price of all stock options granted to Mr. Pugliese in 2016 and earlier was reduced to $1.00 per share.

Other Benefits. At the current time, C-Bond does not offer any additional benefit packages to employees.

Employment Agreements with Executive Officers

C-Bond entered into employment agreements with each of our names executive officers prior to the Merger which will continue in effect.

Employment Agreement with Scott R. Silverman

C-Bond entered into an employment agreement with Mr. Silverman on October 18, 2017, pursuant to which he serves as the Chief Executive Officer of C-Bond for an initial term of three years that extends for successive one-year renewal terms unless either party gives 30-days' advance notice of non-renewal. As consideration for these services, the employment agreement provides Mr. Silverman with the following compensation and benefits:

•
An annual base salary of $300,000, with a 10% increase on each anniversary date contingent upon achieving certain performance objectives as set by the Board. Until C-Bond raises $1,000,000 in debt or equity financing after entering into this agreement, Mr. Silverman will receive ½ of the base salary on a monthly basis with the other ½ being deferred. Upon the financing being raised, Mr. Silverman will receive the deferred portion of his compensation and his base salary will be paid in full moving forward.

•
When the first $500,000 of equity investments is raised by C-Bond after entering into this employment agreement, Mr. Silverman will receive a capital raise success bonus of 5% of all equity capital raised from investors/lenders introduced by him to C-Bond.

•	Annual cash performance bonus opportunity as determined by the Board.

•
An option to acquire 3,000,000 common units of C-Bond, with a strike price of $1.00 per unit. These options will vest pro rata on a monthly basis for the term of the employment agreement. On each anniversary, Mr. Silverman will be eligible to be granted a minimum of 500,000 stock options of C-Bond at a strike price of $2.75 per common unit contingent upon the achievement of certain performance objectives.

•	Certain other employee benefits and perquisites, including reimbursement of necessary and reasonable travel and participation in retirement and welfare benefits.

Mr. Silverman's employment agreement provides that, in the event that his employment is terminated by C-Bond without "cause" (as defined in his new employment agreement), or if Mr. Silverman resigned for "good reasons" (as defined in his new employment agreement), subject to a complete release of claims, he will be entitled to (i) retain all stock options previously granted; and (ii) receive any benefits then owed or accrued along with one year of base salary and any unreimbursed expenses incurred by him. All amounts shall be paid on the termination date. In the event that Mr. Silverman's employment is terminated by C-Bond for "cause" (as defined in his employment agreement), or if Mr. Silverman resigned without "good reasons" (as defined in his new employment agreement), subject to a complete release of claims, he will be entitled to receive any unpaid base salary and benefits then owed or accrued and any unreimbursed expenses incurred by him. Additionally, if a change of control (as defined in his employment agreement) occurs during the term of this agreement, all unvested stock options will vest in full and if the valuation of C-Bond in the change of control transaction is greater than $2.75 per common unit, then Mr. Silverman shall be paid a bonus equal to two times his minimum base salary and minimum target bonus.

Pursuant to the employment agreement, Mr. Silverman will be subject to a confidentiality covenant, a two-year post-termination non-competition covenant and a two-year post-termination non-solicitation covenant.

Employment Agreement with Vincent Pugliese

C-Bond entered into an employment agreement with Mr. Pugliese on October 12, 2015, which was amended on February 11, 2016 and December 20, 2016. Pursuant to this amended employment agreement, he serves as the Chief Operating Officer of C-Bond for an initial term until December 20, 2018. He will also assume the title of President and interim Chief Financial Officer upon the closing of the Merger.  Either party may terminate the employment by giving 30-days' advance notice of termination. As consideration for these services, the employment agreement provides Mr. Pugliese with the following compensation and benefits:

•	An annual base salary of $180,000.

•	Annual cash performance bonus opportunity as determined by the Board.

•	Certain other employee benefits and perquisites, including reimbursement of necessary and reasonable travel.

In the event of a change of control (as defined in his employment agreement), and within one year thereafter termination of employment for good "cause" (as defined in his employment agreement), by C-Bond or for "good reason" (as defined in his employment agreement) by Mr. Pugliese, Mr. Pugliese will be entitled to receive, subject to a complete release of all claims, a lump sum payment equal to his current annual base salary within 30 days after termination date. Further, in the event Mr. Pugliese's employment is terminated by C-Bond for a reason other than for cause then C-Bond shall continue to pay his regular base salary for one year following the termination date.

Pursuant to the employment agreement, Mr. Pugliese will be subject to a confidentiality covenant, a two-year post-termination non-competition covenant and a two-year post-termination non-solicitation covenant.

Consulting Agreement with Bruce Rich

C-Bond entered into a consulting agreement with Mr. Rich on January 1, 2018, pursuant to which Mr. Rich agreed to consult as and when requested by C-Bond, for a period of three years or until the aggregate cash payments total $300,000. As consideration for these services, Mr. Rich is entitled to a monthly fee equal to half of the base salary paid to Mr. Silverman, subject to a minimum of $8,333.33. Neither party may terminate this agreement prior to the end of the term. Pursuant to this consulting agreement, Mr. Rich will be subject to a confidentiality covenant, a three-year non-competition covenant and a three-year non-solicitation covenant.

Outstanding Equity Awards at Fiscal Year-End

The following are the outstanding equity awards for the named executive officers as of December 31, 2017, which have been adjusted to give effect to the Merger:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)		Number of Securities Underlying Unexercised Options (Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date

Scott R. Silverman	208,219		2,791,781	(1)	0	$1.00	10/18/2027
Vincent Pugliese	1,024,382		275,616	(2)	0	$1.00	12/23/2026
Bruce Rich	3,000,000	(3)	0		0	$0.10	8/9/2023

(1)	These shares vest in tranches of 83,333 shares on the 18th of each month for 36 months from October 16, 2017.
(2)	These shares vest as follows: 150,000 shall vest on December 20, 2018 and 125,616 shares vest in tranches of 13,889 shares each month through October 2018.
(3)	These shares are fully vested.

C-Bond Common Unit Option Plan

C-Bond had a Common Unit Option Plan until the closure of the Merger.  This option plan was terminated upon the Merger.  A new option plan will be put in place by the Company as soon as possible.  C-Bond had no other employee benefit plans.

Director Compensation

C-Bond did not pay any of its directors for their board service in 2016 or 2017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which we were a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or 1% of the average of our total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our Common Stock, or an immediate family member of any of those persons. The descriptions set forth above under the captions "The Merger and Related Transactions—Merger Agreement," "—the Offering," "—Sale of Restricted Shares Registration Rights," "—Lock-up Agreements" and "Executive Compensation—Employment Agreements with Executive Officers" and below under "Description of Securities—Options" are incorporated herein by reference.

The following is a description of transactions since January 1, 2015 to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of the Company's pre-Merger capital stock (or pre-Merger C-Bond's Common Units), or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section titled "Executive Compensation." The following description is historical and has not been adjusted to give effect to the Merger or the share conversion ratio pursuant to the Merger Agreement.

Related Party Transactions of C-Bond

Issuances of Options for Common Units

Prior to the Merger, from 2013 through 2017, C-Bond issued and sold an aggregate of 15,394,213 options to purchase Common Units, 14,494,213 of which remained outstanding as of immediately prior to the Merger. The following table sets forth the number of options to purchase Common Units issued to C-Bond's directors, executive officers and holders of more than five percent of its Common Units, or an affiliate or immediate family member thereof since January 1, 2015:

Date	Name	Number of Shares Underlying Option	Exercise Price

2/11/2016	Vince Pugliese	500,000	$2.50
12/20/2016	Vince Pugliese	300,000	$2.75
10/16/2017	Scott Silverman	3,000,000	$1.00
12/29/2017	Sergio Moreira	1,000,000	$0.10

During 2016, Paul Brogan, former director of C-Bond, exercised options for 500,000 common units at $0.10 per unit.  During 2018, Mr. Brogan exercised options for 400,000 common units at $0.10 per unit.

During 2016 Vince Pugliese was issued options to acquire 800,000 common units of C-Bond. Prior to 2016, Mr. Pugliese was issued options to acquire 499,998 common units of C-Bond. In December 2017, all such options were repriced to an exercise price of $1.00 per share in connection with his employment.

On October 16, 2017, Scott Silverman was issued an option to purchase 3,000,000 common units of C-Bond for $1.00 per share in connection with his hiring.

For information regarding the number of shares of stock issued to, or options held by, C-Bond's managers, executive officers and holders of more than five percent of our Common Units, or an affiliate or immediate family member thereof, see "Security Ownership of Certain Beneficial Owners and Management" and "Executive and Director Compensation."

Issuance of Common Units

On January 2, 2018, C-Bond converted the accrued compensation and other amounts owed to Bruce Rich into 3,925,770 member units.

Restricted Stock Awards

In April 2018, C-Bond made restricted unit grants to the following officers and directors, among others: Paul Brogan - 100,000 common units, Sergio Moreira - 100,000 common units, Scott Silverman - 300,000 common units, and Vince Pugliese - 250,000 common units.

Employment Agreements

C-Bond executed an offer of employment with each of its executives. For a description of the basic terms of the executive's employment, including his or her start date, starting salary, bonus target and any equity awards. See "Executive and Director Compensation—Employment Arrangements with Executive Officers" for more information.

Related Party Transactions of the Company

Prior to the closing of the Merger, WestMountain had entered into the several related party transactions.  These include:

Bohemian Companies, LLC and BOCO Investments, LLC are two companies under common control. Mr. Klemsz, our President prior to the Merger, has been the Chief Investment Officer of BOCO Investments, LLC since March 2007. Since there is common control between the two companies and a relationship with our Company President, we are considering all transactions with Bohemian Companies, LLC related party transactions. The Company did not have any related party transactions with Bohemian Companies, LLC or BOCO Investments, LLC during the years ended December 31, 2017 and 2016.

The Company entered into an agreement with SP Business Solutions ("SP") to provide accounting and related services for the Company. The owner, Joni Troska, was appointed Secretary of the Company on March 19, 2010, and is considered to be a related party. Total expenses incurred with SP were $2,300 and $2,300 for the fiscal years ended December 31, 2017 and 2016, respectively. As of December 31, 2017 and 2016, an accrual of $800 has been recorded for unpaid services.

As of December 31, 2017 and 2016, the Company recorded an amount due of $1,000 from WestMountain Company, a related party. The funds were deposited in our cash account January 2018.

Contemporaneously with the closing of the Merger, C-Bond entered into subscription agreements with investors, including BOCO Investments, LLC, pursuant to which we sold 3,100,000 shares of our common stock at a purchase price of $0.40 per share, or the Offering Price.

Policies and Procedures for Related Party Transactions

Our board of directors intends to adopt a written related person transaction policy, to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K promulgated under the Exchange Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds or will exceed the lesser of $120,000 or 1% of the average of C-Bond's total assets as of the end of the last two completed fiscal years and a related person had, has or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

A limited public market currently exists for shares of our common stock. We began trading on the Over-the-Counter Bulletin Board under the trading symbol 'WETM' in January, 2009.

The table below sets forth, for the periods indicated, the per share high and low closing bid prices. Please note that OTC market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.  In addition, the sales volume of our shares was extremely low or nonexistent during these periods, so the prices do not reflect an active market price for our shares.

	Closing Bid Price
	High (in US$)	Low (in US$)
Fiscal 2017
First Quarter	0.21	0.21
Second Quarter	0.21	0.21
Third Quarter	0.21	0.21
Fourth Quarter	0.21	0.21

Fiscal 2016
First Quarter	0.21	0.21
Second Quarter	0.26	0.21
Third Quarter	0.26	0.21
Fourth Quarter	0.26	0.21

On April 26, 2018, the closing bid price of our common stock on the OTC Bulletin Board was $0.87. on April 25, 2018, the day before the Merger was announced, the closing bid price of our common stock on the OTC Bulletin Board was $0.22.

The Securities Enforcement and Penny Stock Reform Act of 1990

The SEC has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. Our shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which contains:

•
a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

•	a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
•	a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
•	contains such other information and is in such form (including language, type, size and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to affecting any transaction in a penny stock, to the customer:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Dividend Policy

We have not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors that our board of directors may deem relevant. We are not under any contractual restriction as to our present or future ability to pay dividends.

Shares Eligible for Future Sale

Prior to the Merger, there has been a limited public market for our common stock. As described below, only a limited number of shares of our common stock will be available for sale in the public market for a period of several months after consummation of the Merger due to contractual and legal restrictions on resale described below. Future sales of our common stock in the public market either before (to the extent permitted) or after restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing price of our common stock at such time and our ability to raise equity capital at a time and price we deem appropriate.

As of April 26, 2018, there were approximately 170 record holders of our common stock and there were 75,712,037 shares of our common stock outstanding. Of those outstanding shares, no shares of our common stock that were not issued in a public offering are freely tradable, without restriction, as of the date of this Current Report on Form 8-K. No shares issued in connection with the Merger or the Offering can be publicly sold under Rule 144 promulgated under the Securities Act until 12 months after the date of filing this Current Report on Form 8-K, unless the offer or sale of such shares is registered pursuant to an effective registration statement under the Securities Act.

Sale of Restricted Shares and Registration Rights

Of the approximately 75,712,037 shares of common stock outstanding upon completion of the Merger and the Offering, all of such shares will be "restricted securities" as such term is defined in Rule 144 except for 1,056,250 shares that were held of non-affiliates of the Company prior to the Merger.  All of the shares of the Company acquired by former equity holders of C-Bond will be restricted securities. These restricted securities were issued and sold by us, or will be issued and sold by us, in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144, are summarized below.
Our officers, Scott Silverman and Vince Pugliese have agreed not to sell any of their shares of our common stock for one year after completion of the Merger.

The stockholders listed below have agreed not to sell any of their shares of our common stock until a resale or shelf registration statement is filed.  We have agreed to file such a registration statement as soon as practicable and to cause that registration statement to be declared effective as soon as reasonably possible.  After that registration statement becomes effective, they have each agreed to limit their sale of shares included in that shelf registration statement on any trading day to no more than 15% of the average trading volume of our common stock after the preceding five trading days.
Name	Shares to be included in the Registration Statement
BOCO Investments, LLC	2,100,000
Fourance LLC	1,000,000
Mark Cline	500,000
Jeff Badders	250,000
John Richard Rudisill	187,500
Koshy Alexander	62,500

Rule 144

If the SEC deems us to have been a "shell company":

Rule 144(i)(1) prohibits the use of the rule for sales of restricted stock and stock held by affiliates into the public market if the issuing company is now or ever has been a "shell company", unless the requirements of Rule 144(i)(2) are satisfied. Rule 144(i)(1) defines a shell company as a company that is now or at any time previously has been an issuer, that has: (A) no or nominal operations; and (B) either: (1) no or nominal assets; (2) assets consisting solely of cash and cash equivalents; or (3) assets consisting of any amount of cash and cash equivalents and nominal other assets. Rule 144(i)(2) does permit the use of Rule 144 by stockholders of an issuing company that has previously been but is not now a shell company if the issuing company that has been filing reports with the SEC for one year that contain information about its current operating business activities (not including shell company activities) and it is current in its reporting obligations at the time of the proposed sale in reliance on Rule 144. As a result, unless we register such shares for sale under the Securities Act, most of our stockholders will be forced to hold their shares of our common stock for at least that 12-month period before they are eligible to sell those shares, and even after that 12-month period, sales may not be made under Rule 144 unless we and the selling stockholders are in compliance with other requirements of Rule 144.

In general, Rule 144 provides that (i) any of our non-affiliates that has held restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock freely and without restriction, provided that we remain compliant and current with our SEC reporting obligations, and (ii) any of our affiliates, which includes our directors, executive officers and other person in control of us, that has held restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock subject to the following restrictions: (a) we are compliant and current with our SEC reporting obligations, (b) certain manner of sale provisions are satisfied, (c) a Form 144 is filed with the SEC, and (d) certain volume limitations are satisfied, which limit the sale of shares within any three-month period to a number of shares that does not exceed 1% of the total number of outstanding shares or, if our common stock is then listed or quoted for trading on a national securities exchange, then the greater of 1% of the total number of outstanding shares and the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of the Form 144 with respect to the sale. A person who has ceased to be an affiliate at least three months immediately preceding the sale and who has owned such shares of common stock for at least one year is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

If the SEC does not deem us to have been a "shell company":

If the SEC does not deem us to have been a "shell company", then non-affiliates could sell their shares pursuant to Rule 144 six months after the Merger so long as the other requirements of Rule 144 were satisfied.  However, affiliates, can only sell up to one percent of the outstanding shares of the same class being sold during any three-month period pursuant to Rule 144.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of the date of this Report, we had 75,712,037 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding. Unless stated otherwise, the following discussion summarizes the term and provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, which has been publicly filed with the SEC.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders and there are no cumulative rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of our common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of shares of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. The outstanding shares of our common stock are fully paid and non-assessable, and any shares of our common stock to be issued upon an offering pursuant to this Report will be fully paid and nonassessable upon issuance.

We have never paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

Preferred Stock

The following description of our preferred stock and the description of the terms of any particular series of our preferred stock that we choose to issue hereunder are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designation, if and when adopted by our board of directors, relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

We currently have no shares of preferred stock outstanding. Our board of directors has the authority, without further action by the stockholders, to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Any or all of these rights may be greater than the rights of our common stock.

Our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of our common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of us or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock. Our board of directors may specify the characteristics of any preferred stock.

Any preferred stock issued will be fully paid and nonassessable upon issuance.

Options

Options to purchase common units of C-Bond that were originally granted to certain C-Bond employees, officers, directors and other service providers were converted into options to purchase an equal number of shares of our common stock and the exercise price of such options was reduced by the Conversion Ratio when they were assumed by us in connection with the Merger.

Limitations of Liability and Indemnification Matters

For a discussion of liability and indemnification, please see the section titled "Directors and Executive Officers—Limitation on Liability and Indemnification."

Transfer Agent

The stock transfer agent for our securities is Corporate Stock Transfer of Denver, Colorado.  Their address is 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209. Their phone number is (303) 282-4800.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

Prior to the Closing of the Merger, C-Bond received a letter from counsel to Arnold Jay Boisdrenghein/Equity Capital Holding Group, Inc. claiming that such parties were entitled to $25,000 and 1,000,000 post-Merger shares of common stock of WestMountain pursuant to the terms of a consulting agreement with C-Bond.  The Company intends to vigorously defend this claim. We cannot predict the timing and ultimate outcome of this matter, however we believe the range of possible loss is immaterial to our financial statements.

Other than the above discussed items, we are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

Item 3.02 Unregistered Sales of Equity Securities.

The Offering

The information regarding the Offering set forth in Item 2.01, "Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions—The Offering" and "Description of Securities" is incorporated herein by reference.  Contemporaneously with the closing of the Merger, we issued an aggregate of 3,100,000 shares of Common Stock at a price of $0.40 per share for aggregate gross consideration of approximately $1.24 million to six accredited investors.

Securities Issued in Connection with the Merger

In connection with the completion of the Merger, pursuant to the terms of the Merger Agreement, all of the membership interests of C-Bond, were converted into an aggregate of 63,505,787 shares of our Common Stock. In addition, we assumed all outstanding options to purchase C-Bond membership interests that remained outstanding, whether vested or unvested, and converted them into options to purchase an aggregate of 14,494,213 shares of our Common Stock. These transactions were exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Sales of Unregistered Securities of C-Bond

The following list sets forth information as to all securities C-Bond sold from January 1, 2015 through immediately prior to the consummation of the Merger, which were not registered under the Securities Act. The following description is historical and has not been adjusted to give effect to the Merger or the share conversion ratio pursuant to the Merger Agreement.

In 2015, 1,200,000 common units were sold in a private placement for gross proceeds of $3,000,000.

In 2016, 363,636 common units were sold in a private placement for gross proceeds of $1,000,000.  An additional $50,000 was raised from the exercise of 500,000 unit options.

In 2017, 159,090 common units were sold in a private placement for gross proceeds of $437,500.

On June 1, 2017 the company received a $100,000 convertible note from a third party.  On April 1, 2018, the note was converted into 42,333 common units.  As a result no long term debt will exist at the time of the transaction closure.

On March 7, 2018, C-Bond entered into a 90-day consulting agreement for business development and lobbying services related to C-Bond's ballistic resistant technologies.  In connection with this consulting agreement, the C-Bond issued 25,000 member units to the consultant which were valued at $68,750, or $2.75 per member unit, based on contemporaneous common units sales which will be amortized over the term of the agreement.

In April 2018, C-Bond issued 10,000 member units to an investor for cash proceeds of $27,500, or $2.75 per member unit.

In April 2018, C-Bond issued 1,000,000 restricted member units to key employees, officers and directors of C-Bond.

Contingent on and immediately prior to the Merger, C-Bond issued 97,707 common units to a vendor to settle an account payable.

Contingent on and contemporaneously with the closing of the Merger, we issued an aggregate of 3,100,000 shares of Common Stock at a price of $0.40 per share for aggregate gross consideration of $1.24 million to five accredited investors.

C-Bond granted stock options to employees and managers covering an aggregate of 9,559,957 common units, at a weighted-average price of $1.75 per common unit. C-Bond sold an aggregate of 900,000 common units to employees and managers for cash consideration at $0.10 per unit upon the exercise of stock options.

Item 4.01 Changes in Registrant's Certifying Accountant.

On April 30, 2018, EKS&H LLLP, was dismissed as the independent registered public accounting firm that audits the financial statements of our Company. Effective as of the Effective Time, our board of directors engaged Salberg & Company, P.A., as the independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending December 31, 2018.  Salberg & Company, P.A. audited the financial statements of C-Bond for the years ending December 31, 2016 and 2017.

EKS&H LLLP's audit report on our financial statements for the years ended December 31, 2016 and 2017 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2016 and 2017 and the subsequent interim period through the date of EKS&H LLLP's dismissal, there were no disagreements with EKS&H LLLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EKS&H LLLP would have caused it to make reference to the subject matter thereof in connection with its report.

During the years ended December 31, 2016 and 2017 and the subsequent interim period through the date of EKS&H LLLP's dismissal, neither the Company nor anyone acting on its behalf consulted Salberg & Company, P.A. regarding the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company's financial statements.

We have provided EKS&H LLLP with a copy of this report prior to the filing hereof and have requested that EKS&H LLLP furnish to us a letter addressed to the SEC stating whether it agrees with the statements made by us in this report. EKS&H LLLP has furnished such letter, which letter is filed as Exhibit 16.1 hereto, as required by Item 304(a)(3) of Regulation S-K.

Item 5.01 Changes in Control of Registrant.

The information regarding change of control of WestMountain Alternative Energy, Inc. in connection with the Merger set forth in Item 2.01, "Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions" is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information regarding change in officers and directors of WestMountain Alternative Energy, Inc. in connection with the Merger set forth in Item 2.01, "Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions" is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

If it is determined that we were a "shell company" (as such term is defined in Rule 12b-2 under the Exchange Act) prior to the Merger, certain restrictions will apply to the use by our shareholders of Rule 144 under the Exchange Act pertaining to the transfer of restricted shares in the Company, among other restrictions. In any case, as a result of the Merger described in Item 2.01 of this Report, we are not now a shell company. The information contained in this Report constitute the current "Form 10 information" necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(a) As a result of its acquisition of C-Bond as described in Item 2.01, the registrant is filing herewith C-Bond System's audited consolidated financial statements as of and for the fiscal years ended December 31, 2017 and 2016 as Exhibit 99.1 to this Report.

(b) Unaudited pro forma combined financial information for the fiscal year ended December 31, 2017 is attached as Exhibit 99.2 to this Report.

(d) Exhibits.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger and Reorganization dated as of April 25, 2018, among WestMountain Alternative Energy, Inc., WETM Acquisition Corp. and C-Bond Systems, LLC
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the SB-2 Registration Statement of WestMountain Alternative Energy, Inc., filed with SEC on January 2, 2008, File No. 333-148440)
3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the SB-2 Registration Statement of WestMountain Alternative Energy, Inc., filed with SEC on January 2, 2008, File No. 333-148440)
3.3
Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.3 to the Quarterly Report on Form 10-Q of WestMountain Alternative Energy, Inc., filed with SEC on August 11, 2014, File No. 000-53029)

10.1	License Agreement between William Marsh Rice University and C-Bond Systems, Inc. dated April 8, 2016
10.2	Employment Agreement between C-Bond Systems, LLC and Scott Silverman dated October 18, 2017
10.3	Employment Agreement between C-Bond Systems, LLC and Vince Pugliese dated October 12, 2015, as amended on February 11, 2016 and December 20, 2016
10.4	Employment Agreement between C-Bond Systems, LLC and Bruce Rich dated August 10, 2013, along with an addendum, as amended on December 31, 2017
10.5	Consulting Agreement between C-Bond Systems, LLC and Bruce Rich dated January 1, 2018
10.6	Form of Option Award Agreement under the C-Bond Systems, LLC Common Unit Option Plan
10.7	Form of Restricted Stock Award Agreement
10.8	Form of Subscription Agreement related to the Offering
10.9	Form of Lock-up Agreement related to the Offering
16.1	Letter from EKS&H LLLP to the Securities and Exchange Commission dated as of May 1, 2018
99.1	Audited financial statements of C-Bond Systems, LLC, as of and for fiscal years ended December 31, 2017 and 2016
99.2	Unaudited Pro Forma Combined Financial Statements as of and for the fiscal year ended December 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMOUNTAIN ALTERNATIVE ENERGY, INC.,

Date: May 1, 2018	By	/s/ Scott Silverman
	Name:	Scott Silverman
	Title:	Chief Executive Officer and Presidenta